UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2003

SOURCINGLINK.NET, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28391	98-0132465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16855 West Bernardo Drive, Suite 260,
San Diego, CA	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 385-8900

Not applicable

(Former name or former address, if changed since last report.)

Item 7.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is filed as part of this report:

Exhibit Number	Description

99.1	Press Release dated November 3, 2003.

Item 12.	Results of Operations and Financial Condition.

On November 3, 2003, the Registrant issued a press release regarding its financial results for the second quarter and first six months of fiscal year 2004, ended September 30, 2003. A copy of the press release issued by the Registrant concerning its financial results is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 12 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

The press release contains only a very brief description of the proposed going private transactions and is not a solicitation of a proxy or an offer to acquire any shares of the Registrant’s common stock. Details of the Registrant’s previously announced going private transactions may be found in the Registrant’s preliminary proxy statement and Schedule 13e-3, each as filed with the Securities and Exchange Commission (the “SEC”) on October 24, 2003, as well as the Registrant’s Amendment No. 1 to Schedule 13e-3 filed with the SEC on October 27, 2003. The Registrant plans to mail to each stockholder a final proxy statement prior to the annual meeting, which is anticipated to be held towards the end of this calendar year. Stockholders are advised to read the proxy statement carefully because it will contain important information about the proposed going private transactions, the persons soliciting proxies, and their interests in the transactions and related matters. Stockholders may obtain free copies of the proxy statement, when available, and other documents filed by the Registrant at the SEC’s website, www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCINGLINK.NET, INC.

November 3, 2003	/s/ Gary J. Davidson

Gary J. Davidson, VP Finance and Administration, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page
99.1	Press Release dated November 3, 2003.	5